                                   EXHIBIT (4)

                  Form of Agreement and Plan of Reorganization

                  FORM OF AGREEMENT AND PLAN OF REORGANIZATION

        This Agreement and Plan of Reorganization (the "Agreement") is made as of November __, 2001, by and between HighMark Funds ("HighMark"), a Massachusetts business trust, on behalf of the HighMark Bond Fund ("Bond Fund") and Current Income Shares, Inc. ("Current Income"), a Delaware corporation. The capitalized terms used herein shall have the meaning ascribed to them in this Agreement.

PLAN OF REORGANIZATION

        Subject to the terms and conditions hereof:

        (a) Current Income will sell, assign, convey, transfer and deliver to HighMark, and HighMark will acquire, on the Exchange Date, all of the properties and assets existing at the Valuation Time and held by Current Income.

        In consideration therefor, the Bond Fund shall, on the Exchange Date, assume all of the liabilities of Current Income and transfer to Current Income a number of full and fractional units of beneficial interest ("HighMark Shares"), such Shares being HighMark Class A Shares of the Bond Fund having an aggregate net asset value equal to the value of all of the assets of Current Income transferred to the Bond Fund on such date less the value of all of the liabilities of Current Income assumed by the Bond Fund on that date. The parties intend that the reorganization described in this Agreement shall be a tax-free reorganization under the Internal Revenue Code of 1986, as amended (the "Code").

        (b) Upon consummation of the transactions described in paragraph (a) of this Agreement, Current Income in complete liquidation shall distribute to its respective shareholders of record as of the Exchange Date the HighMark Shares received by it, each shareholder being entitled to receive that number of HighMark Shares equal to the proportion which the number of shares of common stock ("Current Income Shares") of Current Income held by such shareholder bears to the number of such Current Income Shares outstanding on such date. Current Income shareholders of record holding Current Income Shares on the Exchange Date will receive HighMark Class A Shares.

AGREEMENT

        HighMark and Current Income represent, warrant and agree as follows:

        1. REPRESENTATIONS AND WARRANTIES OF CURRENT INCOME. Current Income represents and warrants to and agrees with HighMark and the Bond Fund that:

        (a) Current Income is a corporation duly organized and validly existing under the laws of The State of Delaware and has power to own all of its properties and assets and to carry out its obligations under this Agreement. Current Income is not required to qualify as a foreign corporation in any jurisdiction where the failure to so qualify would have a material adverse effect on Current Income. Current Income has all necessary federal, state and local authorizations to carry on its business as now being conducted and to fulfill the terms of this Agreement, except for shareholder approval and as otherwise described in Section 1(m).

        (b) Current Income is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a closed-end management investment company, and such registration has not been revoked or rescinded and is in full force and effect. Current Income has elected to qualify and has qualified as a regulated investment company under Part I of Subchapter M of the Code, as of and since its first taxable year, and qualifies and intends to continue to qualify as a regulated investment company through the Exchange Date. Current Income has been a regulated investment company under such sections of the Code at all times since its inception.

        (c) The statements of assets and liabilities, statements of operations, statements of changes in net assets and schedules of portfolio investments (indicating their market values) for Current Income at and for the year ended December 31, 2000, such statements and schedules having been audited by Deloitte & Touche LLP, independent accountants to Current Income, and the unaudited statements and schedules for the six-month period ended June 30, 2001 will be furnished to HighMark. Such statements of assets and liabilities and schedules of portfolio investments fairly present the financial position of Current Income as of their respective dates and said statements of operations and changes in net assets fairly reflect the results of operations and changes in net assets for the periods covered thereby in conformity with generally accepted accounting principles in the United States of America.

        (d) The registration statement (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") by HighMark on Form N-14 relating to the HighMark Shares issuable hereunder, and the proxy statement of Current Income included therein (the "Proxy Statement"), on the effective date of the Registration Statement and to the extent relating to Current Income and not to HighMark or any HighMark Fund, (i) will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading; and at the time of the shareholders' meeting referred to in Section 8(a) below and on the Exchange Date, the prospectus contained in the Registration Statement of which the Proxy Statement is a part (the "Prospectus"), as amended or supplemented by any amendments or supplements filed with the Commission by HighMark, to the extent relating to Current Income and not to HighMark or any HighMark Fund, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading; provided, however, that none of the representations and warranties in this subsection shall apply to statements in or omissions from the Registration Statement, the Prospectus or the Proxy Statement, made in reliance upon or in conformity with information furnished by HighMark, or any HighMark Fund, for use in the Registration Statement, Prospectus, or Proxy Statement.

        (e) The books and records of Current Income made available to HighMark and/or its counsel are substantially true and correct and contain no material misstatements or omissions with respect to the operations of Current Income.

        (f) There are no material legal, administrative or other proceedings pending or, to the knowledge of Current Income, overtly threatened against Current Income, which assert liability on the part of Current Income.

        (g) There are no material contracts outstanding to which Current Income is a party, other than as disclosed in Current Income's most recent Annual Report dated December 31, 2000 or in the Registration Statement and the Proxy Statement.

        (h) Current Income has no known liabilities of a material nature, contingent or otherwise, other than those shown as belonging to it on its unaudited statement of assets and liabilities as of June 30, 2001, and those incurred in the ordinary course of Current Income's business as an investment company since that date. Prior to the Exchange Date, Current Income will advise HighMark of all known material liabilities, contingent or otherwise, incurred by it subsequent to December 31, 2000, whether or not incurred in the ordinary course of business.

        (i) As used in this Agreement, the term "Investments" shall mean Current Income's investments shown on the unaudited schedule of its portfolio investments as of June 30, 2001, referred to in Section 1(c) hereof, as supplemented with such changes as Current Income shall make after June 30, 2001, which changes shall be disclosed to HighMark, and changes resulting from stock dividends, stock split-ups, mergers and similar corporate actions.

        (j) Current Income has filed or will file all federal and other tax returns which, to the knowledge of Current Income's officers, are required to be filed by Current Income and has paid or will pay all federal and other taxes shown to be due on said returns or on any assessments received by Current Income. To the best of such officers' knowledge, all tax liabilities of Current Income have been adequately provided for on its books, and no tax deficiency or liability of Current Income has been asserted, and no question with respect thereto has been raised, by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

        (k) As of both the Valuation Time and the Exchange Date and except for shareholder approval and otherwise as described in Section 1(m), Current Income will have full right, power and authority to sell, assign, transfer and deliver the Investments and any other assets and liabilities of Current Income to be transferred to the Bond Fund pursuant to this Agreement. At the Exchange Date, subject only to the delivery of the Investments and any such other assets and liabilities as contemplated by this Agreement, HighMark will, on behalf of the Bond Fund, acquire the Investments and any such other assets subject to no encumbrances, liens or security interests in favor of any third party creditor of Current Income and, except as described in Section 1(l), without any restrictions upon the transfer thereof.

        (l) Except as to Investments otherwise disclosed as unregistered securities pursuant to Section 1(i) hereof, no registration under the Securities Act of 1933, as amended (the "1933

Act"), of any of the Investments would be required if they were, as of the time of such transfer, the subject of a public distribution by either of Current Income or HighMark.

        (m) No consent, approval, authorization or order of any court or governmental authority is required for the consummation by Current Income of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1940 Act, state securities or blue sky laws (which term as used herein shall include the laws of the District of Columbia and of Puerto Rico) or the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "H-S-R Act").

        (n) All of the issued and outstanding Current Income Shares have been offered for sale and sold in conformity with all applicable federal and state securities laws.

        (o) Current Income through its administrator, transfer agent, custodian or otherwise, will cooperate fully and in a timely manner with HighMark in completing each of the actions required of it and its agents and necessary for consummation of the transactions described in Sections 3 (a) and (b) of this Agreement.

        2. REPRESENTATIONS AND WARRANTIES OF HIGHMARK. Each of HighMark and the Bond Fund jointly and severally represent and warrant to and agree with Current Income that:

        (a) HighMark is a business trust duly established and validly existing under the laws of The Commonwealth of Massachusetts and has power to carry on its business as it is now being conducted and to carry out this Agreement. HighMark and the Bond Fund are not required to qualify as foreign associations in any jurisdiction. HighMark and the Bond Fund have all necessary federal, state and local authorizations to own all of its properties and assets and to carry on its business as now being conducted and to fulfill the terms of this Agreement, except as set forth in Section 2(i).

        (b) HighMark is registered under the 1940 Act as an open-end management investment company, and such registration has not been revoked or rescinded and is in full force and effect. The Bond Fund has had active operations prior to the Exchange Date, has elected to qualify and has qualified as a regulated investment company under Part I of Subchapter M of the Code, as of and since its first taxable year, and qualifies and intends to continue to qualify as a regulated investment company for its current tax year. The Bond Fund has had actual operations prior to the Exchange Date and has been a regulated investment company under such sections of the Code at all times since its inception.

        (c) The statements of assets and liabilities, statements of operations, statements of changes in net assets and schedules of portfolio investments for the Bond Fund for the year ended July 31, 2001, such statements and schedules having been audited by Deloitte & Touche LLP, independent accountants to HighMark, and the unaudited statements and schedules for the 6 month period ended January 31, 2001 have been furnished to Current Income. Such statements of assets and liabilities and schedules of portfolio investments fairly present the financial position of the Bond Fund as of their respective dates and said statements of operations and changes in net assets fairly reflect the results of operations and changes in net assets for the periods covered thereby in conformity with generally accepted accounting principles in the United States of America.

        (d) The prospectus of the HighMark Funds - Retail Shares dated November 30, 2000, (the "HighMark Prospectus"), and the Statement of Additional Information for the HighMark Funds, dated November 30, 2000 (the "HighMark Statement of Additional Information") and on file with the Securities and Exchange Commission, which have been previously furnished to Current Income, did not as of their dates and do not as of the date hereof contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (e) There are no material legal, administrative or other proceedings pending or, to the knowledge of HighMark or the Bond Fund, overtly threatened against HighMark or the Bond Fund which assert liability on the part of HighMark or the Bond Fund.

        (f) There are no material contracts outstanding to which HighMark or the Bond Fund is a party, other than as disclosed in the HighMark Prospectus and the corresponding Statement of Additional Information or in the Registration Statement.

        (g) Neither HighMark nor the Bond Fund has any known liabilities of a material nature, contingent or otherwise, other than those shown on its audited statement of assets and liabilities as of July 31, 2001, referred to above and those incurred in the ordinary course of the business of HighMark as an investment company or the Bond Fund since such date. Prior to the Exchange Date, HighMark will advise Current Income of all known material liabilities, contingent or otherwise, incurred by it and the Bond Fund subsequent to July 31, 2001, whether or not incurred in the ordinary course of business.

        (h) The Bond Fund has filed or will file all federal and other tax returns which, to the knowledge of HighMark's officers, are required to be filed by the Bond Fund and has paid or will pay all federal and other taxes shown to be due on said returns or on any assessments received by the Bond Fund. To the best of such officers' knowledge, all tax liabilities of the Bond Fund have been adequately provided for on its books, and no tax deficiency or liability of the Bond Fund has been asserted, and no question with respect thereto has been raised, by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

        (i) No consent, approval, authorization or order of any governmental authority is required for the consummation by HighMark or the Bond Fund of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act, state securities or Blue Sky laws or the H-S-R Act.

        (j) As of both the Valuation Time and the Exchange Date and otherwise as described in Section 2(i), HighMark on behalf of the Bond Fund will have full right, power and authority to purchase the Investments and any other assets and assume the liabilities of Current Income to be transferred to the Bond Fund, and to issue and transfer the HighMark Shares to Current Income pursuant to this Agreement.

        (k) The Registration Statement, the Prospectus and the Proxy Statement, on the effective date of the Registration Statement and insofar as they relate to HighMark and the Bond Fund: (i) will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and at the time of the shareholders' meeting referred to in Section 8(a) and at the Exchange Date, the Prospectus, as amended or supplemented by any amendments or supplements filed with the Commission by HighMark or the Bond Fund, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that none of the representations and warranties in this subsection (k) shall apply to statements in or omissions from the Registration Statement, the Prospectus or the Proxy Statement made in reliance upon and in conformity with information furnished by Current Income for use in the Registration Statement, the Prospectus or the Proxy Statement.

        (l) HighMark Shares to be issued to Current Income have been duly authorized and, when issued and delivered pursuant to this Agreement and the Prospectus, will be legally and validly issued and will be fully paid and nonassessable by HighMark and no shareholder of HighMark will have any preemptive right of subscription or purchase in respect thereof.

        (m) The issuance of HighMark Shares pursuant to this Agreement will be in compliance with all applicable federal and state securities laws.

        (n) The Bond Fund is qualified and will at all times through the Exchange Date qualify for taxation as a "regulated investment company" under Sections 851 and 852 of the Code.

        (o) HighMark through its administrator, transfer agent, custodian or otherwise, will cooperate fully and in a timely manner with Current Income in completing each of the actions required of it and its agents and necessary for consummation of the transactions described in Sections 3 (a) and (b) of this Agreement.

        3. REORGANIZATION. (a) Subject to the requisite approval of the shareholders of Current Income and to the other terms and conditions contained herein (including Current Income's obligation to distribute to its respective shareholders all of its investment company taxable income and net capital gain as described in Section 9(k) hereof), Current Income agrees to sell, assign, convey, transfer and deliver to the Bond Fund, and the Bond Fund agrees to acquire from Current Income, on the Exchange Date all of the Investments and all of the cash and other assets of Current Income in exchange for that number of HighMark Shares of the Bond Fund provided for in Section 4 and the assumption by the Bond Fund of all of the liabilities of Current Income. Pursuant to this Agreement, Current Income will, as soon as practicable after the Exchange Date, distribute in liquidation all of the HighMark Shares received by it to its shareholders in exchange for their Current Income Shares.

        (b) Current Income will pay or cause to be paid to the Bond Fund any interest and cash dividends received by it on or after the Exchange Date with respect to the Investments transferred to the Bond Fund hereunder. Current Income will transfer to the Bond Fund any rights, stock dividends or other securities received by Current Income after the Exchange Date as stock dividends or other distributions on or with respect to the Investments transferred, which rights, stock dividends and other securities shall be deemed included in the assets transferred to the Bond Fund at the Exchange Date and shall not be separately valued, in which case any such distribution that remains unpaid as of the Exchange Date shall be included in the determination of the value of the assets of Current Income acquired by the Bond Fund.

        4. EXCHANGE DATE; VALUATION TIME. On the Exchange Date, HighMark will deliver to Current Income a number of HighMark Shares having an aggregate net asset value equal to the value of the assets attributable to the class of Current Income Shares acquired by the Bond Fund, less the value of the liabilities of Current Income assumed, determined as hereafter provided in this
Section 4.

        (a) Subject to Section 4(d) hereof, the value of Current Income's net assets will be computed as of the Valuation Time using the valuation procedures for the Bond Fund set forth in the HighMark Prospectus and HighMark Statement of Additional Information. In no event shall the same security held by both Current Income and HighMark be valued at different prices.

        (b) Subject to Section 4(d) hereof, the net asset value of a share of the Bond Fund will be determined to the nearest full cent as of the Valuation Time, using the valuation procedures set forth in the HighMark Prospectus.

        (c) Subject to Section 4(d), the Valuation Time shall be 4:00 p.m. Eastern Standard time on April 19, 2002, or such earlier or later days as may be mutually agreed upon in writing by the parties hereto (the "Valuation Time").

        (d) No formula will be used to adjust the net asset value of Current Income or the Bond Fund to take into account differences in realized and unrealized gains and losses.

        (e) The Bond Fund shall issue its HighMark Shares to Current Income on one share deposit receipt registered in the name of Current Income. Current Income shall distribute in liquidation the HighMark Shares received by it hereunder pro rata to its shareholders by redelivering such share deposit receipt to HighMark's transfer agent which will as soon as practicable set up open accounts for Current Income shareholders in accordance with written instructions furnished by Current Income.

        (f) The Bond Fund shall assume all liabilities of Current Income, whether accrued or contingent, in connection with the acquisition of assets and subsequent dissolution of Current Income or otherwise, except that recourse for assumed liabilities relating to Current Income will be limited to the Bond Fund.

        5. EXPENSES, FEES, ETC. (a) Subject to subsections 5(b) through 5(e), all fees and expenses, including accounting expenses, portfolio transfer taxes (if any) or other similar expenses incurred directly in connection with the consummation by HighMark and Current Income of the transactions contemplated by this Agreement will be borne by Current Income and HighMark Capital Management, Inc. ("HighMark Capital"), including the costs of proxy materials, proxy solicitation, and legal expenses, but excluding transfer agent-related expenses, such expenses to be split evenly between the parties; provided, however, that (1) such expenses will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by the other party of such expenses would result in the disqualification of the Bond Fund or Current Income, as the case may be, as a "regulated investment company" within the meaning of Section 851 of the Code; and (2) that HighMark Capital's responsibility for such expenses shall be limited to a maximum of $100,000 (any additional expenses to be the sole responsibility of Current Income). Transfer agent-related expenses shall be paid by SEI Investments Mutual Funds Services, the Administrator for HighMark and the Bond Fund. Fees and expenses not incurred directly in connection with the consummation of the Reorganization will be borne by the party incurring such fees and expenses.

        (b) In the event the transactions contemplated by this Agreement are not consummated by reason of Current Income being either unwilling or unable to go forward (other than by reason of the nonfulfillment or failure of any condition to Current Income's obligations referred to in Section 8(a) or Section 10), Current Income shall pay directly all reasonable fees and expenses incurred by HighMark in connection with such transactions, including, without limitation, legal, accounting and filing fees.

        (c) In the event the transactions contemplated by this Agreement are not consummated by reason of HighMark being either unwilling or unable to go forward (other than by reason of the nonfulfillment or failure of any condition to HighMark's obligations referred to in Section 8(a) or Section 9), HighMark shall pay directly all reasonable fees and expenses incurred by Current Income in connection with such transactions, including without limitation legal, accounting and filing fees.

        (d) In the event the transactions contemplated by this Agreement are not consummated for any reason other than (i) HighMark or Current Income being either unwilling or unable to go forward or (ii) the nonfulfillment or failure of any condition to Current Income's or HighMark's obligations referred to in
Section 8(a), Section 9 or Section 10 of this Agreement, then each of Current Income and HighMark shall bear the expenses it has actually incurred in connection with such transactions.

        (e) Notwithstanding any other provisions of this Agreement, if for any reason the transactions contemplated by this Agreement are not consummated, no party shall be liable to the other party for any damages resulting therefrom, including without limitation consequential damages, except as specifically set forth above.

        6. PERMITTED ASSETS. HighMark and Current Income agree to review the assets of Current Income to ensure that at any time prior to the Exchange Date the assets of Current Income do not include any assets that the Bond Fund is not permitted, or reasonably believes to be unsuitable for it, to acquire, including without limitation any security that, prior to its acquisition by Current Income, is unsuitable for the Bond Fund to acquire.

        7. EXCHANGE DATE. Delivery of the assets of Current Income to be transferred, assumption of the liabilities of Current Income to be assumed, and the delivery of HighMark Shares to be issued shall be made on April 22, 2002 at 10:00 a.m. or at such other times and dates agreed to by Current Income and HighMark, the date and time upon which such delivery is to take place being referred to herein as the "Exchange Date."

        8. SPECIAL MEETING OF SHAREHOLDERS; DISSOLUTION. (a) Current Income agrees to call a special meeting of the shareholders of Current Income as soon as is practicable after the effective date of the Registration Statement for the purpose of considering the sale of all of the assets of Current Income to and the assumption of all of the liabilities of Current Income by the Bond Fund as herein provided, approving this Agreement, and authorizing the liquidation and dissolution of Current Income, and, except as set forth in Section 13, it shall be a condition to the obligations of each of the parties hereto that the holders of Current Income Shares shall have approved this Agreement and the transactions contemplated herein in the manner required by law and Current Income's Articles of Incorporation and Bylaws at such a meeting on or before the Valuation Time.

        (b) Current Income agrees that the liquidation of Current Income will be effected in the manner provided in Current Income's Articles of Incorporation and Bylaws in accordance with applicable law.

        (c) Each of HighMark and Current Income will cooperate with the other, and each will furnish to the other the information relating to itself required by the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder to be set forth in the Registration Statement, including the Prospectus and the Proxy Statement.

        9. CONDITIONS TO HIGHMARK'S OBLIGATIONS. The obligations of HighMark and the Bond Fund hereunder to consummate the Reorganization and the transactions on the Exchange Date contemplated hereby shall be subject to the following conditions:

        (a) That this Agreement shall have been approved and the transactions contemplated hereby, including the liquidation of Current Income as contemplated hereby, shall have been approved by the Current Income Fund's Board of Directors and the shareholders of Current Income in the manner required by applicable law.

        (b) Current Income shall have furnished to HighMark a statement of Current Income's assets and liabilities, with values determined as provided in
Section 4 of this Agreement, together with a list of Investments with their respective tax costs, all as of the Valuation Time, certified on Current Income's behalf by its President (or any Vice President) and Treasurer, and a certificate of both such officers, dated the Exchange Date, to the effect that as of the Valuation Time and as of the Exchange Date there has been no material adverse change in the financial position of Current Income since December 31, 2000, other than changes in the Investments since that date or changes in the market value of the Investments, or changes due to dividends paid or losses from operations.

        (c) As of the Valuation Time and as of the Exchange Date, all representations and warranties of Current Income made in this Agreement are true and correct in all material respects as if made at and as of such Time and Date, Current Income has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to each of such dates, and Current Income shall have furnished to HighMark a statement, dated the Exchange Date, signed by Current Income's President (or any Vice President) and Treasurer certifying those facts as of such dates.

        (d) HighMark shall have received a letter from Deloitte & Touche LLP dated the Exchange Date stating that such firm reviewed the federal and state income tax returns of Current Income for the tax year ended December 31, 2000 and that, in the course of such review, nothing came to their attention which caused them to believe that such returns did not properly reflect, in all material respects, the federal and state income taxes of Current Income for the periods covered thereby, or that Current Income would not qualify as a regulated investment company for federal income tax purposes.

        (e) There shall not be any material litigation pending with respect to the matters contemplated by this Agreement.

        (f) HighMark shall have received an opinion of Roy W. Adams, Jr., in form reasonably satisfactory to HighMark and dated the Exchange Date, to the effect that (i) Current Income is a corporation duly organized and validly existing under the laws of The State of Delaware, (ii) this Agreement has been duly authorized, executed, and delivered by Current Income and, assuming that the Registration Statement, the Prospectus and the Proxy Statement comply with the 1933 Act, the 1934 Act and the 1940 Act and assuming due authorization, execution and delivery of this Agreement by HighMark, is a valid and binding obligation of Current Income, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and such counsel shall not be required to express an opinion with respect to the application of equitable principles in any proceeding, whether at law or in equity, or with respect to the provisions of this Agreement intended to limit liability for particular matters to Current Income and its assets, (iii) Current Income has power to sell, assign, convey, transfer and deliver the Investments and other assets contemplated hereby and, upon consummation of the transactions contemplated hereby in accordance with the terms of this Agreement and subject to the limitations set forth in sub-paragraph (ii) above, Current Income will have duly sold, assigned, conveyed, transferred and delivered such Investments and other assets to HighMark, (iv) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, violate Current Income's Articles of Incorporation and Bylaws or any provision of an agreement known to such counsel (without any independent inquiry or investigation) to which Current Income is a party or by which it is bound, it being understood that with respect to investment restrictions as contained in Current Income's Articles of Incorporation, Bylaws, or prospectus of Current Income, such counsel may rely upon a certificate of an officer of Current Income whose responsibility it is to advise Current Income with respect to such matters, and (v) to such counsel's knowledge, no consent, approval, authorization or order of any court or governmental authority is required for the consummation by Current Income of the transactions contemplated hereby, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required under state securities or blue sky laws and the H-S-R Act, and it being understood that such opinion shall not be deemed to apply to HighMark's compliance obligations under the 1933 Act, 1934 Act, 1940 Act, state securities or blue sky laws and H-S-R Act. Such opinion may rely on the opinion of other counsel to the extent set forth in such opinion, provided such other counsel is reasonably acceptable to HighMark. HighMark acknowledges and agrees that (i) Mr. Adams is not licensed to practice law in The Commonwealth of Massachusetts or the State of Delaware; (ii) in addition to being based upon certain factual representations and subject to certain customary qualifications), such opinion (A) will be limited to the federal law of the United States of America and, to the extent that such opinion does not rely on the opinion of other counsel with respect to matters of Massachusetts or Delaware law, will be based solely upon Mr. Adams' review of the relevant statutory provisions of the Massachusetts General Law and Title 8 Delaware Code; and (B) will disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental authority.

        (g) HighMark shall have received an opinion of Ropes & Gray, counsel to HighMark addressed to HighMark and the Bond Fund, and to Current Income in form reasonably satisfactory to HighMark and dated the Exchange Date (which opinion would be based upon certain factual representations and subject to certain qualifications), to the effect that, on the basis of the existing provisions of the Code, current administrative rules and court decisions, for Federal income tax purposes: (i) the transaction will constitute a reorganization within the meaning of Section 368(a) of the Code, and the Bond Fund and Current Income each will be a "party to a reorganization" within the meaning of Section 368(b) of the Code; (ii) no gain or loss will be recognized by the Bond Fund upon the receipt of the assets of Current Income in exchange for HighMark Shares and the assumption by the Bond Fund of the liabilities of Current Income; (iii) the basis in the hands of the Bond Fund of the assets of Current Income transferred to the Bond Fund in the transaction will be the same as the basis of such assets in the hands of Current Income immediately prior to the transfer; (iv) the holding periods of the assets of Current Income in the hands of the Bond Fund will include the periods during which such assets were held by Current Income;
(v) no gain or loss will be recognized by Current Income upon the transfer of Current Income's assets to the Bond Fund in exchange for HighMark Shares and the assumption by the Bond Fund of the liabilities of Current Income, or upon the distribution of HighMark Shares by Current Income to its shareholders in liquidation; (vi) no gain or loss will be recognized by Current Income's shareholders upon the exchange of their Current Income Shares for HighMark Shares; (vii) the aggregate basis of HighMark Shares a Current Income's shareholder receives in connection with the transaction will be the same as the aggregate basis of his or her Current Income Shares exchanged therefor; (viii) a Current Income shareholder's holding period for his or her HighMark Shares will be determined by including the period for which he or she held the Current Income Shares exchanged therefor, provided that he or she held such Current Income Shares as capital assets; and (ix) the Bond Fund will succeed to and take into account the items of Current Income described in Section 381(c) of the Code. The Bond Fund will take these items into account subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Regulations thereunder.

        (h) Subject to the parties' compliance with Section 6 hereof, the assets of Current Income to be acquired by the Bond Fund will include no assets which the Bond Fund, by reason of limitations contained in its Declaration of Trust or of investment restrictions disclosed in the

HighMark Prospectus in effect on the Exchange Date, may not properly acquire. HighMark shall not change the HighMark Declaration of Trust, the HighMark Prospectus or HighMark Statement of Additional Information so as to restrict permitted investments for the Bond Fund except as required by the Commission or any state regulatory authority.

        (i) The Registration Statement shall have become effective under the 1933 Act and applicable Blue Sky provisions, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of HighMark, contemplated by the Commission and or any state regulatory authority.

        (j) All proceedings taken by Current Income in connection with the transactions contemplated by this Agreement and all material documents related thereto reasonably shall be satisfactory in form and substance to HighMark.

        (k) Prior to the Exchange Date, Current Income shall have declared a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to its shareholders all of its investment company taxable income for its taxable year ended December 31, 2001 and the short taxable year beginning January 1, 2002 and ending on the Exchange Date (computed without regard to any deduction for dividends paid), and all of Current Income's net capital gain realized in its taxable year ended December 31, 2001 and the short taxable year beginning on January 1, 2002 and ending on the Exchange Date (after reduction for any capital loss carryover).

        (l) Current Income shall have furnished to HighMark a certificate, signed by the President (or any Vice President) and the Treasurer of Current Income, as to the tax cost to Current Income of the securities delivered to HighMark pursuant to this Agreement, together with any such other evidence as to such tax cost as HighMark may reasonably request.

        (m) Current Income's custodian shall have delivered to HighMark a certificate identifying all of the assets of Current Income held by such custodian as of the Valuation Time.

        (n) Current Income's transfer agent shall have provided to HighMark's transfer agent (i) the originals or true copies of all of the records of Current Income in the possession of Current Income's transfer agent as of the Exchange Date, (ii) a record specifying the number of Current Income Shares outstanding as of the Valuation Time and (iii) a record specifying the name and address of each holder of record of any Current Income Shares and the number of Current Income Shares held of record by each such shareholder as of the Valuation Time. Current Income's transfer agent shall also have provided HighMark with a certificate confirming that the acts specified in the preceding sentence have been taken and that the information so supplied is complete and accurate to the best knowledge of the transfer agent.

        (o) All of the issued and outstanding Shares of Current Income shall have been offered for sale and sold by Current Income in conformity with all applicable federal or state securities or blue sky laws and, to the extent that any audit of the records of Current Income or its transfer agent by HighMark or its agents shall have revealed otherwise, either (i) Current Income shall have taken all actions that in the reasonable opinion of HighMark are necessary to remedy any prior failure on the part of Current Income to have offered for sale and sold such Current Income Shares in conformity with such laws or (ii) Current Income shall have furnished (or caused to be furnished) surety, or deposited (or caused to be deposited) assets in escrow, for the benefit of HighMark in amounts sufficient and upon terms satisfactory, in the opinion of HighMark or its counsel, to indemnify HighMark against any expense, loss, claim, damage or liability whatsoever that may be asserted or threatened by reason of such failure on the part of Current Income to have offered and sold such Current Income Shares in conformity with such laws.

        (p) Deloitte & Touche LLP shall be engaged to perform certain agreed-upon procedures relating to (a) the recalculation of the mathematical accuracy of the net asset values of Current Income and HighMark, (b) the recalculation of the mathematical accuracy of the ratio of the Shares of Current Income to be exchanged for the Shares of HighMark, and (c) the agreement of investment securities valuation of Current Income and HighMark to specified independent sources. Such procedures will be performed as of the Valuation Time and will be agreed to by HighMark and Current Income. Deloitte & Touche LLP shall perform such agreed-upon procedures, render a report in accordance with standards established by the American Institute of Certified Public Accountants, and provide such report to HighMark as of the Exchange Date.

        (q) Current Income shall have duly executed and delivered to HighMark bills of sale, assignments, certificates and other instruments of transfer ("Transfer Documents") as HighMark may deem necessary or desirable to transfer all of Current Income's entire right, title and interest in and to the Investments and all other assets of Current Income.

        10. CONDITIONS TO CURRENT INCOME'S OBLIGATIONS. The obligations of Current Income hereunder to consummate the Reorganization and the transactions of the Exchange Date contemplated hereby shall be subject to the following conditions:

        (a) This Agreement shall have been adopted and the transactions contemplated hereby, including the liquidation, dissolution and winding up of Current Income, shall have been approved by Current Income's Board of Directors and the shareholders of Current Income in the manner required by law.

        (b) HighMark shall have furnished to Current Income a statement of the Bond Fund's net assets, together with a list of portfolio holdings with values determined as provided in Section 4, all as of the Valuation Time, certified on HighMark's behalf by its President (or any Vice President) and Treasurer (or any Assistant Treasurer), and a certificate of both such officers, dated the Exchange Date, to the effect that as of the Valuation Time and as of the Exchange Date there has been no material adverse change in the financial position of any HighMark Fund since July 31, 2001, other than changes in its portfolio securities since that date, changes in the market value of its portfolio securities, changes due to net redemptions, dividends paid or losses from operations.

        (c) HighMark shall have executed and delivered to Current Income an Assumption of Liabilities dated as of the Exchange Date pursuant to which the Bond Fund will assume all of the liabilities of Current Income existing at the Valuation Time in connection with the transactions contemplated by this Agreement.

        (d) As of the Valuation Time and as of the Exchange Date, all representations and warranties of HighMark and the Bond Fund made in this Agreement are true and correct in all material respects as if made at and as of such dates, HighMark and the Bond Fund has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to each of such dates, and HighMark shall have furnished to Current Income a statement, dated the Exchange Date, signed by HighMark's President (or any Vice President) and Treasurer certifying those facts as of such dates.

        (e) There shall not be any material litigation pending with respect to the matters contemplated by this Agreement.

        (f) Current Income shall have received an opinion of Ropes & Gray, in form reasonably satisfactory to Current Income and dated the Exchange Date, to the effect that (i) HighMark is a business trust and validly existing in conformity with the laws of The Commonwealth of Massachusetts, and, to the knowledge of such counsel, neither HighMark nor the Bond Fund is required to qualify to do business as a foreign association in any jurisdiction, (ii) the HighMark Shares to be delivered to Current Income as provided for by this Agreement are duly authorized and upon such delivery will be validly issued and will be fully paid and nonassessable by HighMark and no shareholder of HighMark has any preemptive right to subscription or purchase in respect thereof, (iii) this Agreement has been duly authorized, executed and delivered by HighMark and, assuming that the Prospectus, the Registration Statement and the Proxy Statement comply with the 1933 Act, the 1934 Act and the 1940 Act and assuming due authorization, execution and delivery of this Agreement by Current Income, is a valid and binding obligation of HighMark, (iv) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, violate HighMark's Declaration of Trust, as amended, or Bylaws, or any provision of any agreement known to such counsel to which HighMark or the Bond Fund is a party or by which it is bound, it being understood that with respect to investment restrictions as contained in HighMark's Declaration of Trust, as amended, Bylaws or then-current prospectus or statement of additional information of the Bond Fund, such counsel may rely upon a certificate of an officer of HighMark whose responsibility it is to advise HighMark with respect to such matters, (v) no consent, approval, authorization or order of any court or governmental authority is required for the consummation by HighMark or the Bond Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required under state securities or blue sky laws and the H-S-R Act and it being understood that such opinion shall not be deemed to apply to Current Income's compliance obligations under the 1933 Act, 1934 Act, 1940 Act, state securities or blue sky laws and the H-S-R Act; and (vi) the Registration Statement has become effective under the 1933 Act, and to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act.

        (g) Current Income shall have received an opinion of Ropes & Gray addressed to Current Income in a form reasonably satisfactory to Current Income and dated the Exchange

Date (which opinion would be based upon certain factual representations and subject to certain qualifications), with respect to the matters specified in
Section 9(g) of this Agreement.

        (h) All proceedings taken by HighMark in connection with the transactions contemplated by this Agreement and all documents incidental thereto reasonably shall be satisfactory in form and substance to Current Income.

        (i) The Registration Statement shall have become effective under the 1933 Act and applicable Blue Sky provisions, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of HighMark, contemplated by the Commission or any state regulatory authority.

        (j) Current Income shall have purchased for the benefit of Current Income and all present and former Directors and officers of Current Income (collectively, the "Insureds") a so-called "run-off" or "extended reporting period" endorsement to ICIM Services D&O/E&O Policy Number 97413100D (the "Policy") pursuant to which the Policy will be extended to cover all claims against any of the Insureds first made prior to [DATE] . Current Income shall, on or before the Exchange Date and from time to time upon request, provide HighMark and each Director and officer of Current Income a certificate evidencing such coverage. The Policy shall provide for notice to each Insured with respect to any proposed amendment or termination (including without limitation for non-payment of any premium or other change thereunder).

        11. INDEMNIFICATION. (a) Current Income will indemnify and hold harmless HighMark, its trustees and its officers (for purposes of this subsection, the "Indemnified Parties") against any and all expenses, losses, claims, damages and liabilities at any time imposed upon or reasonably incurred by any one or more of the Indemnified Parties, including, without limitation, any amounts paid by any one or more of the Indemnified Parties in a reasonable compromise or settlement of any such claim, action, suit or proceeding, or threatened claim, action, suit or proceeding made with the prior consent of Current Income, in connection with, arising out of, or resulting from any claim, action, suit or proceeding in which any one or more of the Indemnified Parties may be involved or with which any one or more of the Indemnified Parties may be threatened by reason of any untrue statement or alleged untrue statement of a material fact (i) contained in the Registration Statement, the Prospectus or the Proxy Statement or any amendment or supplement to any of the foregoing, or (ii) arising out of or based upon the omission or alleged omission to state in any of the foregoing a material fact required to be stated therein or necessary to make the statements relating to Current Income therein not misleading; provided, however, that such indemnity shall not apply to the extent any such misstatement or omission relates to HighMark or the Bond Fund and not to Current Income and excluding from such indemnity any misstatements in or omissions from the Registration Statement, the Prospectus or the Proxy Statement, made in reliance upon information furnished by HighMark or the Bond Fund, for use in the Registration Statement, Prospectus, or Proxy Statement. The Indemnified Parties will notify Current Income in writing within ten days after the receipt by any one or more of the Indemnified Parties of any notice of legal process or any suit brought against or claim made against such Indemnified Party as to any matters covered by this Section 11(a). Current Income shall be entitled to participate at its own expense in the defense of any claim, action, suit or proceeding covered by this Section 11(a), or, if it so elects, to assume at its expense by counsel satisfactory to the Indemnified Parties the defense of any such claim, action, suit or proceeding, and if Current Income elects to assume such defense, the Indemnified Parties shall be entitled to participate in the defense of any such claim, action, suit or proceeding at their expense. Current Income's obligation under this Section 11(a) to indemnify and hold harmless the Indemnified Parties shall constitute a guarantee of payment so that Current Income will pay in the first instance any expenses, losses, claims, damages and liabilities required to be paid by them under this
Section 11(a) without the necessity of the Indemnified Parties' first paying the same.

        (b) HighMark will indemnify and hold harmless Current Income, its directors and its officers (for purposes of this subparagraph, the "Indemnified Parties") against any and all expenses, losses, claims, damages and liabilities at any time imposed upon or reasonably incurred by any one or more of the Indemnified Parties including, without limitation, any amounts paid by any one or more of the Indemnified Parties in a reasonable compromise or settlement of any such claim, action, suit or proceeding, or threatened claim, action, suit or proceeding made with the prior consent of HighMark, in connection with, arising out of, or resulting from any claim, action, suit or proceeding in which any one or more of the Indemnified Parties may be involved or with which any one or more of the Indemnified Parties may be threatened by reason of any untrue statement or alleged untrue statement of a material fact (i) contained in the Registration Statement, the Prospectus or the Proxy Statement, or any amendment or supplement to any of the foregoing, or (ii) arising out of or based upon the omission or alleged omission to state in any of the foregoing a material fact required to be stated therein or necessary to make the statements relating to HighMark or the Bond Fund therein not misleading; provided, however, that such indemnity shall not apply to the extent any such misstatement or omission relates to Current Income and not to HighMark or the Bond Fund and excluding from such indemnity any misstatements in or omissions from the Registration Statement, the Prospectus or the Proxy Statement, made in reliance upon information furnished by Current Income, for use in the Registration Statement, Prospectus, or Proxy Statement. The Indemnified Parties will notify HighMark in writing within ten days after the receipt by any one or more of the Indemnified Parties of any notice of legal process or any suit brought against or claim made against such Indemnified Party as to any matters covered by this Section 11(b). HighMark shall be entitled to participate at its own expense in the defense of any claim, action, suit or proceeding covered by this Section 11(b), or, if it so elects, to assume at its expense by counsel satisfactory to the Indemnified Parties the defense of any such claim, action, suit or proceeding, and, if HighMark elects to assume such defense, the Indemnified Parties shall be entitled to participate in the defense of any such claim, action, suit or proceeding at their own expense. The HighMark Funds' obligation under this Section 11(b) to indemnify and hold harmless the Indemnified Parties shall constitute a guarantee of payment so that the HighMark Funds will pay in the first instance any expenses, losses, claims, damages and liabilities required to be paid by them under this
Section 11(b) without the necessity of the Indemnified Parties' first paying the same.

        (c) Subsections 11(a) and 11(b) shall not protect any such officer or trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or from reckless disregard of the duties involved in the conduct of his or her office.

        12. NO BROKER, ETC. Each of HighMark and Current Income represents that there is no person who has dealt with it who by reason of such dealings is entitled to any broker's or finder's or other similar fee or commission arising out of the transactions contemplated by this Agreement.

        13. TERMINATION. HighMark and Current Income may, by mutual consent of their respective trustees/directors, terminate this Agreement, and HighMark or Current Income, after consultation with counsel and by consent of their respective trustees and directors or an officer authorized by such trustees or directors, may waive any condition to their respective obligations hereunder. If the transactions contemplated by this Agreement have not been substantially completed by July 31, 2002, this Agreement shall automatically terminate on that date unless a later date is agreed to by HighMark and Current Income.

        14. COVENANTS, ETC. DEEMED MATERIAL. All covenants, agreements, representations and warranties made under this Agreement and any certificates delivered pursuant to this Agreement shall be deemed to have been material and relied upon by each of the parties, notwithstanding any investigation made by them or on their behalf.

        15. SOLE AGREEMENT; AMENDMENTS. This Agreement supersedes all previous correspondence and oral communications between the parties regarding the subject matter hereof, constitutes the only understanding with respect to such subject matter, may not be changed except by a letter of agreement signed by each party hereto, and shall be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts.

        16. HIGHMARK AGREEMENT AND DECLARATION OF TRUST HighMark is a business trust organized under Massachusetts law and under a Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "HighMark Funds" entered into in the name or on behalf thereof by any of the Trustees, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, officers, employees, agents or shareholders of HighMark personally, but bind only the assets of HighMark and all persons dealing with any series or funds of HighMark, such as the HighMark Funds, must look solely to the assets of HighMark belonging to such series or funds for the enforcement of any claims against HighMark.

        This Agreement may be executed in any number of counter-parts, each of which, when executed and delivered, shall be deemed to be an original.

                                        CURRENT INCOME SHARES, INC.


                                        By:
                                           ---------------------------
                                           R. Gregory Knopf
                                           President


                                        HIGHMARK FUNDS
                                        On Behalf of the HighMark Bond Fund



                                        By:
                                           ----------------------------